UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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GREEN & QUALITY HOME LIFE, INC.
(Name of Registrant as Specified in its Charter)

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GREEN & QUALITY HOME LIFE, INC.
Kolokotroni 2A, Paleo Faliro
17563, Athens, Greece

INFORMATION STATEMENT

PURSUANT TO SECTION 14(c) OF THE SECURTIES EXCHANGE ACT OF 1934
AND RULE 14c-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

We are sending you this Information Statement solely for the purpose of informing our stockholders of record as of June 11, 2012 (the “Record Date”) in the manner required under Regulation 14(c) of the Securities Exchange Act of 1934, as amended, of the actions taken by a majority of our stockholders by written consent in lieu of a special meeting.  No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement has been filed with the U.S. Securities and Exchange Commission (the (“Commission”) and is being furnished to the holders of the outstanding and voting shares of stock of Green & Quality Home Life, Inc., a Nevada corporation (the “Company”, “we”, “our” or “us”).   The purpose of this Information Statement is to provide notice that a majority of our stockholders have executed written consents in lieu of a special meeting approving the following items:

1.           an amendment to our Articles of Incorporation  to change our name to “American Graphite Technologies Inc.”  (the “Name Change”); and

2.           an amendment to our Articles of Incorporation  to increase our authorized capital from 75,000,000 to 200,000,000 shares of common stock, $0.001 par value (the “Increase in Authorized Capital”)

A copy of the Certificate of Amendment to be filed  with the State of Nevada for the Name Change and Increase in Authorized Capital is attached to this Information Statement as Appendix A; and

3.           an authorization to the Board of Directors to effect a forward split of the Company’s common stock, par value $0.001 per share at an exchange ratio of one hundred and twenty-five (125)  for one (1)  (the “Forward Split”)  and to file such amendments as may be required with the requisite regulatory bodies to effect the Forward Split, so that every one (1) outstanding share of Common Stock before the Forward Split shall represent one hundred and twenty-five (125) shares of Common Stock after the Forward Split.

(collectively, the “Amendments”).

Our Board of Directors unanimously approved the Amendments on June 11, 2012.

The actions as detailed above are subject to the Majority Stockholder returning to the Company a total of 11,640,000 shares of common stock of the Company for cancellation and have set the record date for the Forward Split as June 15, 2012 (the “Forward Split Record Date”).

Our Board of Directors approved the Amendments for the increase in our authorized share capital, the change in our name and the split of our common shares in order to enhance our corporation's ability to attract future financing and help effect a potential business combination.

Subsequent to our Board of Directors' approval of the Amendments, the holder of the majority of the outstanding shares of our corporation gave us his written consent to the Amendments on June 11, 2012.  Therefore, following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, our corporation will file Articles of Amendment to amend our Articles of Incorporation to give effect to the Amendments.  We will not file the Articles of Amendment to our Articles of Incorporation to effect the Amendments until at least twenty (20) days after the filing and mailing of this Information Statement.

The proposed Articles of Amendment to our Articles of Incorporation are attached hereto as Schedule A.  The Articles of Amendment will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our Board of Directors has fixed the close of business on June 15, 2012 as the record date for the determination of shareholders who are entitled to receive this Information Statement.  There were 12,259,500 shares of our common stock issued and outstanding on June 11, 2012. A definitive copy of this Information Statement is being mailed on June 22, 2012 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

We are authorized to issue up to 75,000,000 shares of Common Stock, par value $0.001 per share.  As of June 11, 2012, we had issued a total of 12,259,500 shares of Common Stock.

Each outstanding share of Common Stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Shareholders do not have preemptive rights to purchase shares in any future issuance of our Common Stock.

The holders of shares of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors.

Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. In the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors. As the close of business on the, we had a total of 12,259,500 shares of Common Stock outstanding.

DISSENTERS RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenters rights of appraisal with respect to the proposed amendment to our Articles of Incorporation and the adoption of the Amendments.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since July 1, 2011, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.           any director or officer of our corporation;
2.           any proposed nominee for election as a director of our corporation; and
3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendments, as more particularly described herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of June 11, 2012 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) each executive officer and each other executive officer set forth in the Execution Compensation section and (iv) all of our current officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company at Kolokotroni 2A, Paleo Faliro 17563, Athens, Greece.

Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Common Stock	Rick Walchuk	12,000,000 shares held directly	98%

(1)Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. All shares of common stock subject to options or warrants exercisable within 60 days of June 11, 2012 are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding beneficially owned for the purpose of computing the percentage ownership of any other person. Subject to the paragraph above, the percentage ownership of outstanding shares is based on 12,259,500 shares of common stock outstanding as of June 11, 2012.

The Company does not have any change of control or retirement arrangements with its executive officers.

CHANGE OF CONTROL

On May 23, 2012, Rick Walchuk, was appointed as sole director and officer of the Company and acquired a total of 12,000,000 shares of the Common Stock of the Company from Fabio Alexandre Narite, the Company’s former director and officer, in a private transaction for an aggregate total of

 $350,000.  The funds used for this share purchase were Mr. Walchuk’s personal funds. Mr. Walchuk’s 12,000,000 shares amounted to approximately 98% of the Company’s currently issued and outstanding common stock. These actions effected a change in control of the Company.

Pursuant to these actions to be undertaken by the Company, Mr. Walchuk has agreed to return a total of 11,640,000 shares for cancellation and he has delivered the shares to the Company to cancel.   Mr. Walchuk will hold a total of 360,000 shares or 58.1% of the total issued and outstanding shares upon the cancellation of the 11,640,000 shares.

ACTION NO. 1
NAME CHANGE

Our current Articles of Incorporation state that the name of the Company is Green & Quality Home Life, Inc.  On June 11, 2012, our Board of Directors unanimously approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to our Articles of Incorporation to change our name to American Graphite Technologies Inc. The change of our name to American Graphite Technologies Inc. is in the best interests of our stockholders and will more accurately reflect, and allow us to engage in, our planned new business operations and other business operations we may subsequently undertake or acquire.

ACTION NO. 2
INCREASE IN AUTHORIZED CAPITAL

We currently have authorized capital of 75,000,000 shares of common stock, par value $0.001.  On June 11, 2012, our Board of Directors unanimously approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to our Articles of Incorporation to increase our authorized capital from 75,000,000 to 200,000,000 shares of common stock, $0.001 par value. The Increase in Authorized Capital is necessary in order that we may undertake the Forward Split of our Common Stock as described herein.

The general purpose and effect of these amendments to our corporation's Articles is to increase our authorized share capital in order to enhance our ability to attract future financing and help effect a potential business combination.

We believe that increasing the amount of shares which our company can issue will increase our company’s ability to attract investment by lowering the potential dilution faced by our shareholders.  We are at all times investigating additional sources of financing which our board of directors believes will be in our best interests and in the best interests of our shareholders.  We do not currently have any definitive agreements for any transaction that would require the issuance of additional shares of common stock.  Our common shares carry no pre-emptive rights to purchase additional shares.  The adoption of the amendments to our Articles of Incorporation will not of itself cause any changes in our capital accounts.

Effect on Shareholders

The amendments to our corporation's Articles to increase our authorized share capital will not have any immediate effect on the rights of existing shareholders.  However, our board of directors will have the authority to issue authorized common stock without requiring future shareholders approval of such issuances, except as may be required by applicable law or exchange regulations.  To the extent that additional authorized common shares are issued in the future, they will decrease the existing shareholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing shareholders.

Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions.  Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences.  We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences.  In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent shareholders.

Shareholder approval for the increase of our authorized share capital and required amendment to our Articles was obtained on June 11, 2012 by written consent of Rick Walchuk, the owner of 12,000,000 pre-split shares of our common stock which represent approximately 98% of all of our issued and outstanding common shares.  The increase of our authorized share capital will not become effective until no less than twenty (20) days have passed after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Nevada Secretary of State.

ACTION NO. 3
AUTHORIZATION OF THE FORWARD STOCK SPLIT

General

On June 11, 2012, subject to the Majority Stockholder agreeing to return a total of 11,640,000 shares of common stock to the Company for cancellation, the Board of Directors authorized the Company to implement a forward stock split (the “Forward Split”) of the Company’s outstanding shares of Common Stock at a ratio of 125:1 and to file all required documents to the requisite regulatory authorities to implement the Forward Split. On June 11, 2012 we received written consents approving the Forward Split from the Majority Stockholders. Pursuant to the resolutions which were adopted, on July 12, 2012 (the “Effective Date”) or such date as may be determined by FINRA and the requisite regulatory authorities to be the Effective Date the number of issued and outstanding shares of Common Stock will be increased by a ratio of one hundred and twenty-five (125) for one (1).

Effective Date of the Forward Split

The Forward Split will become effective on July 12, 2012 or at such later date as may be determined by FINRA and the requisite regulatory authorities to be the Effective Date but in no event prior to the end of the 20 day period following the date on which this Information Statement is mailed first to our stockholders.

Purpose and Background of the Forward Split

The Board of Directors would like to improve the liquidity of the Common Stock.   The Majority Shareholder prior to this action held 98% of the total issued and outstanding shares of the Common Stock of the Company.  The primary objective of the Forward Split is to increase the issued and outstanding Common Stock after the return to treasury of 11,640,000 shares of restricted stock held by the Majority Stockholder. The Board of Directors believes that the Forward Split would, among other things, improve the liquidity of the Common Stock of the Company and better enable the Company to raise funds.

The Board of Directors believes that improved liquidity may encourage investor interest and improve the marketability of the Common Stock to a broader range of investors, and thus improve liquidity. Once the Company implements the Forward Split, there is no assurance that the marketability of our Common Stock and thus the liquidity of our Common Stock will improve after the Forward Split. There is no guarantee to stockholders that the Common Stock will have any improved liquidity or will reach or sustain any price level in the future, and it is possible the proposed Forward Split will have no lasting impact on the liquidity of our Common Stock or any fund raising efforts undertaken by the Company.

Material Effects of Forward Split

The Forward Split will affect all stockholders of the Company uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power, save for the fact that the Majority Stockholder’s percentage ownership will decrease from 98% of the Common Stock currently held to 58.1% of the issued and outstanding Common Stock held by the Majority Stockholder.

The principal effects of the Forward Split will be that (i) the Majority Stockholder will return to the Company for cancellation a total of 11,640,000 shares of Common Stock bringing the number of shares of Common Stock issued and outstanding to 619,500 shares which shall be Forward Split to 77,437,500 as of the Effective Date, without giving consideration to the round-up of fractional shares to be issued which may increase the number minimally.

The Forward Split will not affect the par value of the Common Stock. As a result of the Forward Split, on the Effective Date, the stated capital on our balance sheet attributable to the Common Stock will be increased in proportion to the size of the Forward Split, and the additional paid-in capital account shall be credited with the amount by which the stated capital is increased. Our stockholders’ equity, in the aggregate, will remain unchanged. The Forward Split will not change the terms of the Common Stock. After the Forward Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. The Common Stock issued pursuant to the forward split will remain fully paid and non-assessable.

Round Up of  Fractional Shares; Exchange of Stock Certificates

No fractional shares of our Common Stock will be issued in connection with the proposed Forward Split. Holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Forward Split will receive a share rounded up to the next nearest share.   There will be no Exchange of Stock Certificates required.

Tax Consequences of The Forward Split

The following discussion is a summary of the U.S. federal income tax consequences to a stockholder who exchanges shares pursuant to the stock split. This discussion is for general information only and is not intended to be a complete description of all potential tax consequences to a particular stockholder.  Nor does it describe state, local or foreign tax consequences. Any written tax advice contained herein was not written or intended to be used (and cannot be used) by any taxpayer for the purpose of avoiding penalties that may be imposed under the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

This discussion is based on current provisions of the Code, Treasury regulations promulgated under the Code, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively. We have not sought nor will we seek any rulings from the IRS with respect to the U.S. federal income tax consequences discussed below. The discussion below is not in any way binding on the IRS or the courts or in any way constitutes an assurance that the U.S. federal income tax consequences discussed herein will be accepted by the IRS or the courts.

We will not recognize any gain or loss for tax purposes as a result of the stock split. Furthermore, the stock split will not result in the recognition of gain or loss to our common stockholders. The holding period for the shares of common stock each stockholder receives will include the holding period of the shares exchanged in the stock split. The aggregate adjusted basis of the new shares of common stock will be equal to the aggregate adjusted basis of the old shares exchanged in the stock split.

Shareholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SECs Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site, www.sec.gov that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

Dated: June 22, 2012
By Order of the Board of Directors

/s/ Rick Walchuk
Rick Walchuk,  Chief Executive Officer

APPENDICES
Appendix A-Certificate of Amendment

APPENDIX A

ROSS MILLER
Secretary of State
204 N. Carson Street, Suite 1
Carson City, Nevada  89701-4520
(775) 684-5708
Website:  www.nvsos.gov
CERTIFICATE OF AMENDMENT
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY – DO NOT HIGHLIGHT                                                                                                                     ABOVE SPACE IS FOR OFFICR USE ONLY
1.Name of Corporation:
Green & Quality Home Life, Inc.
2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 be amended to state: The name of the Corporation is American Graphite Technologies Inc.
Article 3.  Authorized Stock :   Number of shares with par value :  200,000,000

Addendum to the  ARTICLES OF INCORPORATION OF GREEN & QUALITY HOME LIFE

PARAGRAPH THREE - SHARES

The amount of the total authorized capital of this corporation is $200,000 as 200,000,000 shares each with a par value of one mill ($.001). Such shares are non-assessable.
In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as proved by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
98%

4.   Effective date and time of filing:  (optional)                                                                                       DATE:                                                      TIME:

5.   Signature: (required)

X
Signature of Officer
•
If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT:   Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. Nevada Secretary of State Amend Profit –After
                                                                                                  Revised: 8-31-11